UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: October 30, 2024

(Date of earliest event reported)

INTERNET SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-55897	81-2775456
(State of Incorporation)	Commission File Number	(IRS EIN)

667 Madison Ave, 5 th Floor

New York, New York 10065

(Address of principal executive offices)

212-823-6272

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☒    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
N/A	N/A	N/A

Item 4.01 CHANGE IN REGISTRANT’S CERTIFYNG ACCOUNTANT

On October 28, 2024, the Board of Directors of Internet Sciences, Inc. (the Company”) approved the dismissal of its then independent registered public accounting firm, Yusufali & Associates, LLC, effective October 29.2024. The PCAOB has revoked the registration of Yusufali & Associates, LLC resulting in the Board’s decision.

For the period ending December 31, 2023, the audit report on the Company’s financial statements did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During the periods ending December 31, 2023 to October 29, 2024, the date of Yusufali & Associates’ dismissal (i) there were no “disagreements” (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Yusufali & Associates , LLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to Yusufali  & Associates LLC’s satisfaction, would have caused Yusufali & Associates, LLC to make reference in connection with Yusufali & Associates , LLC’s opinion to the subject matter of the disagreement; and (ii) there were no “reportable events” as the term is described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

99.1	SEC communication to the registrant regarding the auditor’s revocation from the PCAOB
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Internet Sciences, Inc.

Dated: October 30, 2024	By:	/s/ Lynda Chervil
Lynda Chervil, CEO

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